EXHIBIT 99.3

REVOCABLE PROXY

STANDARD FINANCIAL CORP.

SPECIAL MEETING OF SHAREHOLDERS

March 24, 2017

The undersigned hereby appoints the official proxy committee, consisting of the Standard Financial Corp. (the “Company”) Board of Directors (the “Board”), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”) to be held at the Doubletree by Hilton Hotel Pittsburgh/Monroeville Convention Center, 101 Mall Blvd., Monroeville, Pennsylvania on March 24, 2017, at 10:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled for the following purposes:

		FOR	AGAINST	ABSTAIN
1.	The approval and adoption of the Agreement and Plan of Merger, by and between Standard Financial Corp. and Allegheny Valley Bancorp, Inc., which provides, among other things, for the merger of Allegheny with and into Standard, and the conversion of each share of Allegheny common stock immediately outstanding prior to the merger into 2,083 shares of Standard common stock, all as described in the joint proxy/prospectus, and the transactions in connection therewith;	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	The approval of an amendment to revise Article 1 of Standard’s articles of incorporation to state that the name of the surviving corporation will be “Standard AVB Financial Corp.”;	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.

The approval of an amendment to Standard’s articles of incorporation to include Article 14, paragraph 1, which requires a supermajority vote of the surviving corporation’s board of directors to approve a merger transaction. Specifically, from the closing date of the merger and for the two years following the closing of the merger, 75% of the full board of directors would be required to approve a merger transaction. For the three years following the second anniversary of the closing of the merger, 66 ⅔% of the full board of directors would be required to approve a merger transaction;

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.

The approval of an amendment to Standard's articles of incorporation to include Article 14, paragraph 2, which requires a supermajority vote of the surviving corporation's board of directors to approve the removal of a board member. Specifically, from the closing date of the merger and for the two years following the closing of the merger, 75% of the full board of directors would be required to approve the removal of a board member. For the three years following the second anniversary of the closing of the merger, 66 ⅔% of the full board of directors would be required to approve the removal of a board member;

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.

The approval of an amendment to Standard’s articles of incorporation to include Article 14, paragraph 3, which requires a supermajority vote of the surviving corporation’s board of directors to approve the repeal, alteration, or amendment of Article 14 of Standard’s articles of incorporation. Specifically, from the closing date of the merger and for the two years following the closing of the merger, 75% of the full board of directors would be required to approve the repeal, alteration or amendment of Article 14 of Standard’s articles of incorporation. For the three years following the second anniversary of the closing of the merger, 66 ⅔% of the full board of directors would be required to approve the repeal, alteration or amendment of Article 14 of Standard’s articles of incorporation;

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
6.	The approval of a proposal to adjourn or postpone the Special Meeting, if more time is needed, to allow Standard time to solicit additional votes in favor of the merger agreement and the amendment to Standard’s articles of incorporation; and	☐	☐	☐

To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD. AT THE PRESENT TIME, THE BOARD KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Dated: _________________________	☐	Check Box if You Plan
to Attend Special Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. Only one signature is required in the case of joint holders. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

THIS PROXY IS SOLICITED BY THE BOARD.

Should the above-signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The above-signed acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Special Meeting of Shareholders and a proxy statement dated ______________, 2017.